AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CATAMOUNT ENERGY CORPORATION

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the Business Corporations Law of the State of Vermont, hereby certifies that:

FIRST: The name of the Corporation is Catamount Energy Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Vermont is      , City of      , County of      , State of Vermont. The name of the registered agent of the Corporation in the State of Vermont at such address is      .

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporations Law of the State of Vermont, as from time to time amended.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000 shares, consisting of (i) 1,999,999 shares of Class A Common Stock, par value $0.01 per share (the “Class A Stock”) and (ii) 1 share of Class B Common Stock, par value $0.01 per share (the “Class B Stock”). The Class A Stock and the Class B Stock are hereinafter referred to collectively as “Common Stock”, and no other class or series of capital stock of the Corporation shall be considered as common stock for purposes of this Articles of Incorporation.

As used in this Articles of Incorporation, capitalized terms defined in the Stock Subscription Agreement, dated as of October 12, 2005, by and among the Corporation, CEC Wind Acquisition, LLC (“Wind”), Catamount Resources Corporation (“CRC”) and Central Vermont Public Service Corporation (“CVPS”) (such agreement being referred to as the “Agreement”), and used (but not otherwise defined) herein are used herein as so defined. For purposes of the Articles of Incorporation, “Wind Acquisition Holder” means any of the Purchaser and its Permitted Transferees (as defined under the Stockholders’ Agreement), and the term “Wind Acquisition Holders” shall collectively mean all thereof from time to time.

The powers, privileges and rights of, and restrictions granted to and imposed on, the Common Stock are as follows:

1. Relative Rights. All shares of Common Stock (each share of Class A Stock and the share (or fractional interest) of Class B Stock) will be identical in all respects and each such share will entitle the holder thereof to the same powers, privileges and rights, and will be subject to the same restrictions, except as otherwise provided by the following provisions of this Articles of Incorporation or as otherwise required by law. Without limiting the foregoing provisions of this paragraph, whenever any dividend or distribution (including any distribution upon liquidation, dissolution or winding up of the Corporation or upon the reclassification of shares or a recapitalization of the Corporation) is made on any outstanding share of Class A Stock, a like dividend or distribution shall be made on the share (or fractional interest) of Class B Stock, if it is then outstanding, and, whenever any dividend or distribution is made on the share (or fractional interest) of Class B Stock, a like dividend or distribution shall be made on each of the then outstanding  shares of Class A Stock.

2. Voting Rights. The holders of shares of Common Stock shall have the sole power to vote on all matters on which stockholders of the Corporation may vote (or to consent in lieu of a vote at a meeting). On all matters on which the holders of Common Stock shall be entitled to vote (or consent in lieu of a vote at a meeting), including, without limitation, with respect to the election of directors, the holders of the shares of Class A Stock and of the share (or fractional interest) of Class B Stock shall vote together as though holders of a single class of capital stock and shall have on each such matter the voting powers provided by the following provisions:

(a) Holders of Class A Stock shall have one vote per share on all matters on which the holders of Common Stock are entitled to vote (or to consent in lieu of a vote at a meeting).

(b) On all matters on which the holders of Common Stock are entitled to vote (or to consent in lieu of a vote at a meeting), the holder of a share (or fractional interest) of Class B Stock shall be entitled to one vote (or a fractional vote equivalent to the fractional interest of Class B Stock), except that, for so long as the share (or fractional interest) of Class B Stock is held beneficially and of record by a Wind Acquisition Holder and none of the mandatory conversion events specified in Article 3 below shall have occurred, the Class B Stock, in the aggregate, shall have an aggregate number of votes equal to the difference between (A) the product of (i) 1.040816327 and (ii) the number of votes that may be cast by all holders of shares (but excluding any shares held by the Wind Acquisition Holders) of Class A Common Stock and (B) the number of votes that may be cast by  shares of Class A Common Stock then held by Wind Acquisition Holders.

3. Mandatory Conversion. Upon the earliest to occur of (i) the Wind Acquisition Holders having purchased all of the Shares pursuant to the Purchase Commitment under the Agreement, (ii) the termination of the Purchase Commitment in accordance with the Agreement, (iii) Purchaser having failed to purchase additional Shares at a Subsequent Closing in breach of the Agreement and Purchaser has (except with respect to the Final Closing) not cured any such failure in its entirety within thirty days of such breach, and (iv) the sale, assignment, disposition, exchange, hypothecation or other transfer (a “Transfer”) of the share (or fractional interest) of Class B Stock or any share of Class A Stock held by a Wind Acquisition Holder to any Person other than a Wind Acquisition Holder, the share (regardless of whether only a fraction of such share shall have been transferred) of Class B Stock, if outstanding at such time, shall automatically, and without any notice to or action by the Corporation, the holder thereof or any other Person (other than the effectuation of the Transfer) convert into one fully paid and nonassessable share of Class A Stock. The Corporation shall not register or otherwise give effect to a Transfer of the share (or fractional interest) of Class B Stock (or any Transfer of any share of Class A Stock held by a Wind Acquisition Holder to any Person that is not a Wind Acquisition Holder) referred to in the foregoing sentence (except for a Transfer to a Wind Acquisition Holder) without reflecting the conversion of such share into a share of Class A Stock and, as soon as practicable after the Corporation has knowledge of any such Transfer of the share the share (or fractional interest) of Class B Stock or other event resulting in the conversion of such share into a share of Class A Stock, shall effectuate the conversion of such shares. Upon surrender by any holder of a certificate representing the share (or fractional interest) of Class B Stock that has been automatically converted pursuant to this paragraph, the Corporation shall issue to such holder a new certificate representing the one share (or fractional interest) of Class A Stock into which the share of Class B Stock represented by the surrendered certificates shall have been converted, without charge to the holder, provided that, in the event conversion is effected in connection with a Transfer, all required stamp and transfer taxes required to be paid in connection with such Transfer shall have been paid. Upon conversion of such one share (or fractional interest) of Class B Stock, all rights of the holder (or holders) of such share as such holder of the share (or fractional interests) of Class B Stock shall cease, and the holder of such converted share or, as applicable, such holder’s transferee(s) shall be treated for all purposes as having become the record holder or holders of the one share (or fractional interest) of Class A Stock issuable upon such conversion. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date such conversion has been automatically effected, or if such automatic conversion is effected on any date when the stock transfer books of the Corporation shall be closed, such automatic conversion shall be considered to have been effected immediately prior to the close of business on the next preceding day on which the stock transfer books were open. Upon such conversion, the one share (or fractional interest) of Class B Stock shall automatically be canceled and shall cease to exist.

4. Conversion in a Merger. In any merger to which the Corporation is a party in which Class A Stock is converted into cash, stock of another Person or other property, any outstanding Class B Stock shall be converted into the same per share consideration as a share of Class A Stock.

FIFTH: Pursuant to Section 7.04(b) of the Business Corporations Law of the State of Vermont, any action permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the stockholders holding a majority of the shares entitled to vote with respect to the subject matter thereof, and inserted in the corporate minute book; provided, however, that prior to the Put Closing, as defined in the Put Option Purchase and Sale Agreement, dated as of October 12, 2005, by and among CVPS, CRC and Wind, such written consent shall be signed by the stockholders holding not less than seventy-five percent of the shares entitled to vote with respect to the subject matter thereof, and inserted in the corporate minute book. Such written consent shall have the same force and effect as a vote of the stockholders entitled to vote with respect to the subject matter thereof.

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to the provisions of this Articles of Incorporation, the By-laws of the Corporation may be adopted, amended or repealed, in whole or in part, solely by the affirmative vote of a majority of the total votes of the Common Stock issued and outstanding and entitled to vote in respect thereof, given at an annual meeting or any special meeting. Election of directors need not be by written ballot.

SEVENTH: Subject to the terms of the Stockholders’ Agreement, dated as of October 12, 2005, by and among the Corporation, CRC, Wind and CVPS, the Board of Directors of the Corporation shall be comprised of seven directors, or such other number as may be specified in the Corporation’s By-laws, duly adopted.

EIGHTH: (a) To the fullest extent permitted by law, a director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except for (i) an intentional or reckless infliction of harm on the corporation or the stockholders, or (ii) an intentional or reckless criminal act, or (iii) any matter in respect of which such director shall be liable under Section 8.33 of the Business Corporations Law of the State of Vermont or any amendment thereto or successor provision thereto, or (iv) the amount of a financial benefit received by a director to which the director is not entitled. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Articles of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) To the fullest extent permitted by law from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

(c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) confirmation by or on behalf of such director or officer based on good faith belief he or she has met the standard of conduct set forth in Section 8.51 of the Vermont Business Corporations Law and (ii) an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article, and the Corporation may adopt By-laws or enter into agreements with such persons for the purpose of providing for such advances.

(e) The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Incorporation on this      day of      , 2005.

CATAMOUNT ENERGY CORPORATION

By:	—
Name:
Title: